Exhibit 99.1

                                               Unocal Corporation
                                               2141 Rosecrans Avenue, Suite 4000
                                               El Segundo, California 90245

                                              [UNOCAL 76 LOGO]

                                               NEWS RELEASE

                                               Contact: Barry Lane (Media)
                                               310-726-7731
                                               Robert Wright (Investors)
                                               310-726-7665



               Unocal posts record net earnings in second quarter
               --------------------------------------------------

       El Segundo, Calif., Aug. 2, 2004 - Unocal Corporation (NYSE: UCL) today reported record preliminary net earnings for the second quarter 2004 of $341 million, or $1.25 per share (diluted), 93 percent above the $177 million, or 68 cents per share (diluted), reported in the same period a year ago. The record earnings included a number of special items discussed below in connection with Unocal's adjusted after-tax earnings.

       Unocal's preliminary adjusted after-tax earnings for the second quarter 2004 were $231 million, or 86 cents per share (diluted). This compares with the Thomson/First Call mean of analyst estimates (published July 26, 2004) of 83 cents per share. Unocal's adjusted after-tax earnings were $191 million, or 73 cents per share (diluted), in the second quarter 2003, and $239 million, or 89 cents per share (diluted), in the first quarter 2004. Adjusted after-tax earnings are net earnings excluding special items (discussed below) and cumulative effects of accounting changes.

CONSOLIDATED RESULTS (UNAUDITED)                                                    2nd Q       1st Q       2nd Q
                                                                             -------------------------------------
Millions of dollars except per share amounts                                         2004        2004        2003
------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                                                 $ 282       $ 266       $ 165
Earnings from discontinued operations                                                  59           3          12
------------------------------------------------------------------------------------------------------------------
Net earnings                                                                          341         269         177
------------------------------------------------------------------------------------------------------------------
   Less:  Special items in continuing operations                                       54          30         (22)
   Less:  Special items in discontinued operations                                     56           -           8
------------------------------------------------------------------------------------------------------------------
Adjusted after-tax earnings                                                         $ 231       $ 239       $ 191
==================================================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                                                           $ 1.04      $ 0.99      $ 0.64
   Discontinued operations                                                           0.21        0.01        0.04
------------------------------------------------------------------------------------------------------------------
Total net earnings per share                                                       $ 1.25      $ 1.00      $ 0.68
------------------------------------------------------------------------------------------------------------------
Adjusted after-tax earnings per share                                              $ 0.86      $ 0.89      $ 0.73
------------------------------------------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED)                                   $ 1,980     $ 1,885     $ 1,613
==================================================================================================================

       "We had an outstanding second quarter, recording the highest quarterly profit in the company's history," said Charles R. Williamson, Unocal chairman, chief executive officer and president. "In the second quarter, we benefited from higher commodity prices and lower exploration expense."

       Williamson went on to say, "We continued to execute on our major development programs in the Caspian Sea, Thailand, Bangladesh and deepwater Gulf of Mexico - programs that we believe will contribute to production growth in 2005 and 2006."

Recent operations highlights
----------------------------
       Unocal's operational highlights and other developments during the second quarter and through the date of this news release include:
- Deepwater oil discovery drilled on the Tobago prospect in the Gulf of Mexico (Unocal operator, 40.01% working interest)
- Deepwater appraisal wells encountered hydrocarbons on the St. Malo prospect in the Gulf of Mexico (Unocal operator, 28.75% working interest) and on the deepwater Ranggas, Gehem and Gula prospects in Indonesia (Unocal operator of production-sharing contracts (PSCs), 80% working interest)
- Ramp-up of production continued on the deepwater West Seno project in Indonesia (Unocal operator of PSC, 90% working interest), although slower than initially forecast
- Construction progressed on the Phase 1 and 2 developments of the Azerbaijan International Operating Company (AIOC) project in the Caspian Sea (Unocal, 10.28% working interest); first oil at the wellhead expected in early 2005 for Phase 1
- AIOC participant companies are reviewing the Phase 3 development project for approval; official sanction expected by year-end 2004
- Approximately 70 percent of construction completed on the Baku-Tbilisi-Ceyhan export pipeline from the Caspian Sea (Unocal, 8.9% equity interest)
- Sold certain fee mineral interests in the U.S. for approximately $190 million
- Settlement of an eight-year dispute over operation of the Tiwi and Mak-Ban geothermal steam fields in the Philippines
- Arbitration panel decision received in dispute over gas deliveries to Agrium's Kenai, Alaska, fertilizer plant; Unocal is required to pay $36 million for past underdeliveries through April 2004 plus $2 million in interest
- Approximately $67 million cash received from the sale of Unocal's indirect interest in its last remaining oil and natural gas assets in Brazil; possible future payments contingent on achieving certain natural gas prices and/or volume thresholds
- Installed a floating storage unit for oil production from fields in the Gulf of Thailand that resulted in decreased production during the installation process

2Q 2004 financial and operating details
---------------------------------------
       In the second quarter 2004, after-tax special items included a $78 million gain from the sale of North American assets, a $46 million gain from the settlement of litigation related to

Unocal's Philippine geothermal business, and $27 million for net settlements and adjustments relating to tax matters. Partially offsetting these gains were environmental and litigation provisions of $13 million and a provision related to the arbitration settlement on Alaska gas deliveries of $29 million. All of the special items are detailed in the Adjusted After-tax Earnings Reconciliation table included at the end of this news release.

       Unocal's second quarter 2004 adjusted after-tax earnings (compared with 2Q 2003) reflected higher worldwide crude oil and natural gas prices and lower exploration expense. These positive factors were partially offset by lower worldwide natural gas and liquids production and higher dry hole costs.

       Worldwide hydrocarbon liquids and natural gas production for the second quarter 2004 averaged 404,000 barrels of oil equivalent (BOE) per day, compared with 463,000 BOE per day in the same period a year ago. The production decline was due primarily to the sale of oil and gas producing assets in North America, which accounted for nearly 34,000 BOE per day during 2003, natural production declines in North America, and lower contractor's cost recovery barrels from certain PSCs in Asia, as a result of higher commodity prices and recovery of sunk costs, which reduced production by about 7,000 BOE per day.

       Second-quarter 2004 worldwide price realizations (including hedging activities) for natural gas averaged $3.65 per thousand cubic feet (mcf), up from $3.53 during the prior year's second quarter. The company's second quarter 2004 worldwide liquids price realizations (including hedging activities) were $32.61 per barrel, up from $25.36 in the second quarter 2003. Hedging activities in the 2004 second quarter decreased worldwide liquids realizations by $1.94 per barrel and decreased worldwide natural gas realizations by 11 cents per mcf.

       Unocal's preliminary EBITDAX for the second quarter 2004 was $762 million, or $2.74 per share (diluted). This compares with $720 million, or $2.65 per share (diluted), for the same period in 2003. EBITDAX is net earnings before interest, taxes, depreciation, depletion and amortization, impairments, exploration expenses, dry hole costs, special items, and cumulative effects of accounting changes.

       The company's total consolidated long-term debt (including current maturities) was $3.34 billion at June 30, 2004. Because of an accounting rule change, in the first quarter 2004 the $522 million obligation for the Unocal Capital Trust convertible preferred securities was removed from the balance sheet and replaced by a debt liability of $538 million in 6-1/4-percent junior subordinated debentures of Unocal payable to Unocal Capital Trust. Cash and cash-equivalents were $939 million at June 30, 2004.

Six-months results
------------------
       Preliminary net earnings for the first six months of 2004 were $610 million, or $2.25 per share (diluted), compared with $311 million, or $1.20 per share (diluted), reported for the same period a year ago.

       Unocal's preliminary adjusted after-tax earnings for the six months 2004 were $470 million, or $1.75 per share (diluted). Unocal's adjusted after-tax earnings were $420 million, or $1.60 per share (diluted), for the six months 2003.

                                                                                 For the Six Months
CONSOLIDATED RESULTS (UNAUDITED)                                                   Ended June 30,
                                                                             ---------------------------
Millions of dollars except per share amounts                                         2004          2003
--------------------------------------------------------------------------------------------------------
Earnings from continuing operations                                                 $ 548         $ 379
Earnings from discontinued operations                                                  62            15
Cumulative effect of accounting changes                                                 -           (83)
--------------------------------------------------------------------------------------------------------
Net earnings                                                                          610           311
--------------------------------------------------------------------------------------------------------
   Less:  Special items in continuing operations                                       84           (34)
   Less:  Special items in discontinued operations                                     56             8
   Less:  Cumulative effects of accounting changes                                      -           (83)
--------------------------------------------------------------------------------------------------------
Adjusted after-tax earnings                                                         $ 470         $ 420
========================================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                                                           $ 2.03        $ 1.45
   Discontinued operations                                                           0.22          0.05
   Cumulative effect of accounting changes                                              -         (0.30)
--------------------------------------------------------------------------------------------------------
Total net earnings per share                                                       $ 2.25        $ 1.20
--------------------------------------------------------------------------------------------------------
Adjusted after-tax earnings per share                                              $ 1.75        $ 1.60
--------------------------------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED)                                   $ 3,865       $ 3,395
========================================================================================================

3Q 2004 earnings outlook
------------------------
       For the third quarter 2004, Unocal is forecasting adjusted after-tax earnings of 90 cents to $1.00 per share (diluted). This forecast compares with the Thomson/First Call mean of analyst estimates (published July 26, 2004) of 75 cents per share for the third quarter 2004. Unocal's third quarter forecast assumes average NYMEX benchmark prices of $39.90 per barrel of crude oil and $6.15 per million British thermal units (mmBtu) for North America natural gas for the period.

       Unocal's third quarter 2004 adjusted after-tax earnings are expected to change $8 million for every $1 change in its average worldwide realized price for crude oil and $3 million for every 10-cent change in its average realized North America natural gas price, excluding the effect of hedging activities.

       The forecast also assumes pretax dry hole costs in the third quarter of $15 to $25 million.

       The third-quarter adjusted after-tax earnings forecast excludes special items and accounting changes. Because of the inherent uncertainty related to these items, determining whether or when they will occur and quantifying their dollar impact, Unocal does not believe it is able to provide a meaningful forecast of third-quarter net earnings.

2004 production outlook
-----------------------
       In the past, Unocal has had a goal to provide investors with a forecast amount for future production volumes that had an equal likelihood of being below or above the actual amounts.

Because recent actual production levels have often fallen below Unocal's estimates, the company has decided to adopt a new approach for its production forecasts.

       Previous production estimates have been affected by factors such as different than anticipated declines, project start-up timing, and performance of new projects. In addition, the company's production is sensitive to constrained markets and/or pipeline capacity, and by the volatility associated with oil price changes in Unocal's PSCs.

       Beginning with today's outlook, Unocal will now offer production forecasts that the company expects will be exceeded by actual production. Accordingly, the production outlook based on the prior methodology is being revised from approximately 425,000 BOE per day to approximately 400,000 BOE per day for the full-year 2004. This reduced forecast reflects lower volumes in the second half of the year (annualized basis) due to dispositions of producing assets in the U.S. onshore and in Brazil (4,000 BOE per day), as well as the impact of higher prices on PSCs (3,000 BOE per day), infrastructure turnarounds, reduced West Seno performance (8,000 BOE per day), and other various factors (10,000 BOE per day).

       As a part of this new approach, Unocal will also disclose on its website additional detailed ranges of the numerous areas of production, which describe the company's lowest and highest production estimates in those areas. In locations where Unocal is limited by market demand or pipeline capacity, the range will be between the contract minimum and the highest past production or the estimated capacity limits of the producing assets. A sensitivity factor will also be provided to adjust future production for the impacts of PSC adjustments due to changes in oil prices.

       The details for 2004 and new projects for 2005 are posted in the Data Warehouse section of Unocal's Investor Relations web site, www.unocal.com.

About Unocal Corporation
------------------------
       Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in North America and Asia.

Conference call/financial database
----------------------------------
       Unocal will webcast its quarterly earnings conference call today at 1 p.m. PDT (4 p.m. EDT) over the Internet. To listen to the live webcast, go to the Investor Relations section of the Unocal web site, www.unocal.com. Replays of the conference call, including questions and answers, will be available.

       Additional financial tables for the second quarter 2004 and the comparable prior periods are available in the company's "Quarterly Fact Book," which is posted in the Data Warehouse in the Investor Relations section of the company's web site. The Quarterly Fact Book is also available upon request from Unocal Investor Relations.

Forward-Looking Statements; Preliminary 2004 Second Quarter Results
-------------------------------------------------------------------
This news release contains forward-looking statements about matters such as plans for drilling and development operations; dry hole costs; production rates, timing and growth; commodity prices; contingent payments pursuant to completed transactions; and adjusted after-tax earnings. Although these statements are based upon Unocal's current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including changes in commodity prices and the effectiveness of the company's hedging activities to manage that volatility; the company's ability to find or acquire additional oil and gas reserves and to develop deepwater fields and other large projects in a timely and cost-effective manner; the accuracy of the company's estimates and judgments regarding hydrocarbon resources and formations; decline rates of producing properties in which the company has an interest; adverse geological and other operational factors; the extent of the company's operating cash flow and other capital resources available to fund its capital expenditures; international and domestic regulatory, political, and economic considerations; performance by third parties, including foreign government entities, joint venture partners, independent contractors and operators of properties in which the company has an interest, and other factors discussed in Unocal's 2003 Annual Report on Form 10-K, as amended, and subsequent reports filed by Unocal with the U.S. Securities and Exchange Commission (SEC).

Copies of the company's SEC filings are available from the company by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com. Unocal undertakes no obligation to update the forward-looking statements in this news release to reflect future events or circumstances. All such statements are expressly qualified in their entirety by this cautionary statement.

In addition, disclosures in this news release, including in the attached tables, regarding Unocal's second quarter 2004 financial results are preliminary. These disclosures are subject to change in connection with Unocal's preparation and filing of its Form 10-Q for the second quarter 2004.

Supplemental Non-GAAP Financial Measures
----------------------------------------
The news release includes certain "non-GAAP financial measures" as defined under SEC regulations. Specifically, Unocal has referred to (1) adjusted after-tax earnings and (2) EBITDAX. Adjusted after-tax earnings are defined as net earnings excluding special items, and cumulative effects of accounting changes. EBITDAX is defined as net earnings before interest, taxes, depreciation, depletion and amortization, asset impairments, exploration expenses, dry hole costs, special items, and cumulative effects of accounting changes.

Special items represent certain significant matters which positively or negatively impact net earnings that management determines to be not representative of the company's ongoing operations. Examples include: gain/loss from major asset sales; environmental remediation costs related primarily to inactive, closed or previously owned company facilities and third party sites; costs or settlements associated with major restructuring plans; litigation settlement costs primarily associated with former company operations or closed/inactive facilities; significant impairments due to changes in commodity prices; material damage to company facilities or operations due to fire, explosion, earthquakes, storms or other "acts of god" not covered by insurance; certain costs associated with major acquisitions including litigation and significant trading derivatives; and insurance recoveries associated with former company operations or for costs incurred in prior years.

Unocal's management believes that adjusted after-tax earnings is a useful supplemental financial measure to investors and analysts because it facilitates a focus on the company's ongoing operations and allows for convenient comparisons to the company's prior reporting periods. Adjusted after-tax earnings is also used as a factor in calculating various performance measures in connection with payments under the company's annual bonus plan, and it is used by management as a factor in reviewing business unit performance. Unocal's management believes that EBITDAX is helpful to investors and analysts because it facilitates a comparison of companies like Unocal that use the "successful efforts" accounting method with other companies in the exploration and production industry that utilize the "full-cost" method of accounting.

Adjusted after-tax earnings and EBITDAX are not substitutes for net earnings determined in accordance with GAAP as a measure of profitability or other GAAP financial measures. Special items excluded from these non-GAAP measures do in fact positively or negatively impact net earnings. Other companies may define special items differently, and the Thomson/First Call mean of analyst estimates may not use a similar definition. Hence, these measures may not be comparable with similarly titled amounts reported by other companies or analyst estimates reported by Thomson/First Call.

A quantitative reconciliation of adjusted after-tax earnings and EBITDAX to GAAP net earnings is found in this news release, including certain of the tables accompanying the text.

                                    * * * * *

CONSOLIDATED EARNINGS (UNAUDITED)                                  For the Three Months     For the Six Months
                                                                      Ended June 30,           Ended June 30,
                                                                  ------------------------------------------------
Millions of dollars except per share amounts                           2004         2003         2004        2003
------------------------------------------------------------------------------------------------------------------
Revenues
Sales and operating revenues                                        $ 1,921      $ 1,557      $ 3,751     $ 3,325
Interest, dividends and miscellaneous income                             19            9           30          20
Gain on sales of assets                                                  40           47           84          50
------------------------------------------------------------------------------------------------------------------
      Total revenues                                                  1,980        1,613        3,865       3,395
Costs and other deductions
Crude oil, natural gas and product purchases                            766          536        1,516       1,182
Operating expense                                                       376          325          662         618
Administrative and general expense                                       46           87          109         138
Depreciation, depletion and amortization                                240          254          472         513
Impairments                                                               9            3           14           3
Dry hole costs                                                           40           10           65          81
Exploration expense                                                      48           88           98         143
Interest expense                                                         46           36           87          74
Property and other operating taxes                                       22           21           42          43
Distributions on convertible preferred securities of subsidiary trust     -            8            -          16
------------------------------------------------------------------------------------------------------------------
      Total costs and other deductions                                1,593        1,368        3,065       2,811
Earnings from equity investments                                         38           53           75          96
------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations before
     income taxes and minority interests                                425          298          875         680
------------------------------------------------------------------------------------------------------------------
Income taxes                                                            144          131          323         297
Minority interests                                                       (1)           2            4           4
------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                                     282          165          548         379
Earnings from discontinued operations (a)                                59           12           62          15
Cumulative effect of accounting changes (b)                               -            -            -         (83)
------------------------------------------------------------------------------------------------------------------
      Net earnings                                                    $ 341        $ 177        $ 610       $ 311
==================================================================================================================
Basic earnings per share of common stock (c)
      Continuing operations                                          $ 1.07       $ 0.65       $ 2.08      $ 1.47
      Discontinued operations                                          0.22         0.04         0.24        0.06
      Cumulative effect of accounting changes                             -            -            -       (0.32)
------------------------------------------------------------------------------------------------------------------
      Net earnings                                                   $ 1.29       $ 0.69       $ 2.32      $ 1.21
==================================================================================================================
Diluted earnings per share of common stock (d)
      Continuing operations                                          $ 1.04       $ 0.64       $ 2.03      $ 1.45
      Discontinued operations                                          0.21         0.04         0.22        0.05
      Cumulative effect of accounting changes                             -            -            -       (0.30)
------------------------------------------------------------------------------------------------------------------
      Net earnings                                                   $ 1.25       $ 0.68       $ 2.25      $ 1.20
==================================================================================================================
Cash dividends declared per share of common stock                    $ 0.20       $ 0.20       $ 0.40      $ 0.40
------------------------------------------------------------------------------------------------------------------

(a)  Net of tax (benefit)                                              $ 30          $ 7         $ 32       $   9
(b)  Net of tax (benefit)                                              $  -          $ -         $  -       $ (48)
(c)  Basic weighted average shares outstanding  (in thousands)      263,916      258,202      262,945     258,103
(d)  Diluted weighted average shares outstanding (in thousands)     277,754      272,108      277,232     271,907


CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)                            At June 30,     At December  31,
Millions of dollars                                                               2004                 2003
------------------------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents                                                        $ 939                $ 404
Other current assets - net                                                       1,603                1,587
Investments and long-term receivables - net                                        886                  892
Properties - net                                                                 8,440                8,324
Goodwill                                                                           130                  131
Other assets                                                                       479                  460
------------------------------------------------------------------------------------------------------------
   Total assets                                                               $ 12,477             $ 11,798
============================================================================================================

Liabilities and Stockholders' Equity
Current liabilities (a)                                                        $ 2,102              $ 2,085
Long-term debt and capital leases                                                3,104                2,635
Deferred income taxes                                                              724                  704
Accrued abandonment, restoration and environmental liabilities                     871                  844
Other deferred credits and liabilities                                           1,042                  960
Minority interests                                                                  46                   39

Convertible preferred securities of a subsidiary trust                               -                  522

Stockholders' equity                                                             4,588                4,009
------------------------------------------------------------------------------------------------------------
   Total liabilities and stockholders' equity                                 $ 12,477             $ 11,798
============================================================================================================

(a)  Includes current portion of Long-term debt and capital leases of:             236                  248

CONSOLIDATED CASH FLOWS (UNAUDITED)                                                     For the Six Months
                                                                                          Ended June 30,
                                                                                 ------------------------------
Millions of dollars                                                                    2004               2003
---------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net earnings                                                                          $ 610              $ 311
Adjustments to reconcile net earnings to
    net cash provided by operating activities
      Depreciation, depletion and amortization                                          472                515
      Impairments                                                                        14                  3
      Dry hole costs                                                                     65                 81
      Amortization of exploratory leasehold costs                                        32                 71
      Deferred income taxes                                                              11                 40
      Gain on sales of assets                                                           (84)               (50)
      Gain on disposal of discontinued operations                                       (84)               (13)
      Pension expense net of contributions                                               44                 42
      Restructuring provisions net of payments                                          (14)                27
      Cumulative effect of accounting changes                                             -                 83
      Other                                                                             (37)                 4
Working capital and other changes related to operations
     Accounts and notes receivable                                                       45                  6
     Inventories                                                                         (1)                (4)
     Accounts payable                                                                    76                 26
     Taxes payable                                                                      (26)                (3)
     Other                                                                                3                (54)
---------------------------------------------------------------------------------------------------------------
            Net cash provided by operating activities                                 1,126              1,085
---------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
   Capital expenditures (includes dry hole costs)                                      (801)              (917)
   Proceeds from sales of assets                                                        158                191
   Proceeds from sales of discontinued operations                                       120                  -
   Return of capital from affiliate company                                              48                  -
---------------------------------------------------------------------------------------------------------------
            Net cash used in investing activities                                      (475)              (726)
---------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
   Long-term borrowings                                                                 135                 79
   Reduction of long-term debt and capital lease obligations                           (241)              (143)
   Minority interests                                                                    (1)                (3)
   Repurchases of common stock                                                          (20)                 -
   Proceeds from issuance of common stock                                                94                 10
   Dividends paid on common stock                                                      (105)              (103)
   Loans to key employees                                                                24                  3
   Other                                                                                 (2)                (7)
---------------------------------------------------------------------------------------------------------------
         Net cash used in financing activities                                         (116)              (164)
---------------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                                               535                195
---------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at beginning of year                                          404                168
---------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                            $ 939              $ 363
===============================================================================================================

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS                              2nd Q 2004              1st Q 2004
BY BUSINESS SEGMENT (UNAUDITED)                                      ---------------------------------------------
                                                                               Adjusted                Adjusted
                                                                       Net     After-Tax      Net     After-Tax
Millions of dollars                                                  Earnings  Earnings (a) Earnings  Earnings (a)
------------------------------------------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                                                         $ 108          $ 86     $ 113         $ 92
          Canada                                                          16            16        12           12
                                                                     ---------------------------------------------
               Total North America                                       124           102       125          104
   International
          Asia                                                           137           137       158          158
          Other                                                           29            29        17           17
                                                                     ---------------------------------------------
               Total International                                       166           166       175          175
                                                                     ---------------------------------------------
Total Exploration and Production                                         290           268       300          279
                                                                     ---------------------------------------------
Midstream and Marketing                                                   18            18        23           23
Geothermal                                                                57            11        37           16
Corporate and Other
          Administrative and General                                     (21)          (21)      (27)         (27)
          Interest Expense - Net                                         (33)          (33)      (32)         (32)
          Environmental and Litigation                                   (11)           (3)      (16)          (5)
          Other                                                          (18)          (12)      (19)         (18)
------------------------------------------------------------------------------------------------------------------
After-tax earnings from continuing operations                            282           228       266          236
After-tax earnings from discontinued operations                           59             3         3            3
------------------------------------------------------------------------------------------------------------------
After-tax earnings                                                     $ 341         $ 231     $ 269        $ 239
==================================================================================================================

(a)  For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.


NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS                              2nd Q 2004             2nd Q 2003
BY BUSINESS SEGMENT (UNAUDITED)                                      ---------------------------------------------
                                                                               Adjusted                Adjusted
                                                                       Net     After-Tax      Net     After-Tax
Millions of dollars                                                  Earnings  Earnings (a) Earnings  Earnings (a)
------------------------------------------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                                                         $ 108          $ 86     $ 100         $ 81
          Canada                                                          16            16         8            6
                                                                     ---------------------------------------------
               Total North America                                       124           102       108           87
   International
          Asia                                                           137           137       126          126
          Other                                                           29            29        19           19
                                                                     ---------------------------------------------
               Total International                                       166           166       145          145
                                                                     ---------------------------------------------
Total Exploration and Production                                         290           268       253          232
                                                                     ---------------------------------------------
Midstream and Marketing                                                   18            18        21           21
Geothermal                                                                57            11         7            7
Corporate and Other
          Administrative and General                                     (21)          (21)      (22)         (22)
          Interest Expense - Net                                         (33)          (33)      (28)         (28)
          Environmental and Litigation                                   (11)           (3)      (28)          (2)
          Other                                                          (18)          (12)      (38)         (21)
------------------------------------------------------------------------------------------------------------------
After-tax earnings from continuing operations                            282           228       165          187
After-tax earnings from discontinued operations                           59             3        12            4
------------------------------------------------------------------------------------------------------------------
After-tax earnings                                                     $ 341         $ 231     $ 177        $ 191
==================================================================================================================

(a)  For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS                                For the Six Months Ended June 30,
BY BUSINESS SEGMENT (UNAUDITED)                                      ---------------------------------------------
                                                                        2004          2004      2003         2003
                                                                     ---------------------------------------------
                                                                               Adjusted                Adjusted
                                                                       Net     After-Tax      Net     After-Tax
Millions of dollars                                                  Earnings  Earnings (a) Earnings  Earnings (a)
------------------------------------------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                                                         $ 221         $ 178     $ 223        $ 204
          Canada                                                          28            28        32           28
                                                                     ---------------------------------------------
               Total North America                                       249           206       255          232
   International
          Asia                                                           295           295       258          258
          Other                                                           46            46        29           29
                                                                     ---------------------------------------------
               Total International                                       341           341       287          287
                                                                     ---------------------------------------------
Total Exploration and Production                                         590           547       542          519
                                                                     ---------------------------------------------
Midstream and Marketing                                                   41            41        30           30
Geothermal                                                                94            27        19           19
Corporate and Other
          Administrative and General                                     (48)          (48)      (45)         (45)
          Interest Expense - Net                                         (65)          (65)      (59)         (59)
          Environmental and Litigation                                   (27)           (8)      (45)          (5)
          Other                                                          (37)          (30)      (63)         (46)
------------------------------------------------------------------------------------------------------------------
After-tax earnings from continuing operations                            548           464       379          413
After-tax earnings from discontinued operations                           62             6        15            7
Cumulative effect of accounting changes                                    -             -       (83)           -
------------------------------------------------------------------------------------------------------------------
After-tax earnings                                                     $ 610         $ 470     $ 311        $ 420
==================================================================================================================

(a)  For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

OPERATING HIGHLIGHTS UNOCAL CORPORATION                           For the Three Months For the Six Months
                                                                      Ended June 30,     Ended June 30,
                                                                   --------------------------------------
                                                                         2004      2003      2004   2003
---------------------------------------------------------------------------------------------------------
North America Net Daily Production
  Liquids (thousand barrels)
     U.S. (a)                                                              55        67        55     68
     Canada                                                                15        17        16     17
---------------------------------------------------------------------------------------------------------

          Total liquids                                                    70        84        71     85
  Natural gas - dry basis (million cubic feet)
     U.S. (a)                                                             511       719       512    742
     Canada                                                                83        86        83     91
---------------------------------------------------------------------------------------------------------
          Total natural gas                                               594       805       595    833
North America Average Prices (excluding hedging activities) (b)
  Liquids (per barrel)
     U. S.                                                            $ 35.91   $ 26.53   $ 33.66 $ 29.11
     Canada                                                           $ 29.89   $ 23.52   $ 29.17 $ 26.05
          Average                                                     $ 34.58   $ 25.93   $ 32.66 $ 28.48
  Natural gas (per mcf)
     U. S.                                                             $ 4.80    $ 4.64    $ 5.20  $ 5.25
     Canada                                                            $ 5.40    $ 5.13    $ 5.37  $ 5.40
          Average                                                      $ 4.88    $ 4.69    $ 5.23  $ 5.27
---------------------------------------------------------------------------------------------------------
North America Average Prices (including hedging activities) (b)
  Liquids (per barrel)
     U. S.                                                            $ 30.52   $ 26.41   $ 29.64 $ 28.49
     Canada                                                           $ 29.89   $ 23.52   $ 29.17 $ 26.05
          Average                                                     $ 30.38   $ 25.84   $ 29.54 $ 27.99
  Natural gas (per mcf)
     U. S.                                                             $ 4.53    $ 4.50    $ 5.34  $ 4.86
     Canada                                                            $ 5.08    $ 4.79    $ 5.06  $ 5.07
          Average                                                      $ 4.61    $ 4.53    $ 5.30  $ 4.89
---------------------------------------------------------------------------------------------------------

(a)  Includes proportional interests in production of equity investees.
(b)  Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.

OPERATING HIGHLIGHTS (CONTINUED)                                  For the Three Months For the Six Months
                                                                      Ended June 30,     Ended June 30,
                                                                   --------------------------------------
                                                                         2004      2003      2004   2003
---------------------------------------------------------------------------------------------------------
International Net Daily Production (c)
  Liquids  (thousand barrels)
     Asia                                                                  61        59        64     58
     Other (a)                                                             20        20        20     20
---------------------------------------------------------------------------------------------------------
          Total liquids                                                    81        79        84     78
  Natural gas - dry basis (million cubic feet)
     Asia                                                                 891       977       885    968
     Other (a)                                                             31        23        28     22
---------------------------------------------------------------------------------------------------------
          Total natural gas                                               922     1,000       913    990
International Average Prices (d)
  Liquids (per barrel)
     Asia                                                             $ 34.02   $ 24.77   $ 32.66 $ 27.06
     Other                                                            $ 36.01   $ 25.19   $ 34.30 $ 27.10
          Average                                                     $ 34.52   $ 24.90   $ 33.02 $ 27.07
  Natural gas (per mcf)
     Asia                                                              $ 3.02    $ 2.74    $ 2.99  $ 2.75
     Other                                                             $ 4.01    $ 4.60    $ 4.17  $ 4.38
          Average                                                      $ 3.03    $ 2.76    $ 3.01  $ 2.76
---------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
Worldwide Net Daily Production (a) (c)
  Liquids  (thousand barrels)                                             151       163       155     163
  Natural gas - dry basis (million cubic feet)                          1,516     1,805     1,508   1,823
  Barrels oil equivalent (thousands)                                      404       463       406     467
Worldwide Average Prices (excluding hedging activities) (b)
  Liquids (per barrel)                                                $ 34.55   $ 25.40   $ 32.86 $ 27.80
  Natural gas (per mcf)                                                $ 3.76    $ 3.60    $ 3.89  $ 3.88
Worldwide Average Prices (including hedging activities) (b)
  Liquids (per barrel)                                                $ 32.61   $ 25.36   $ 31.41 $ 27.54
  Natural gas (per mcf)                                                $ 3.65    $ 3.53    $ 3.92  $ 3.71
---------------------------------------------------------------------------------------------------------

(a)  Includes proportional interests in production of equity investees.
(b)  Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.
(c)  International production is  presented utilizing the economic interest method.
(d)  International did not have any hedging activities.

ADJUSTED AFTER-TAX EARNINGS RECONCILIATION (UNAUDITED)                                  2nd Q     1st Q      2nd Q
Millions of dollars except per share amounts                                       --------------------------------
                                                                                         2004      2004       2003
-------------------------------------------------------------------------------------------------------------------
Net earnings                                                                            $ 341     $ 269      $ 177
-------------------------------------------------------------------------------------------------------------------
Less: Special items from continuing operations
   E&P - North America - U.S.
        Asset sales                                                                        22         6         20
        Litigation provisions / settlements                                                 -        15         (1)
   E&P - North America - Canada
        Derivatives -- non-hedging                                                          -         -          2
   Geothermal
        Asset sales                                                                         -        21          -
        PGI settlement                                                                     46         -          -
   Corporate and Other
        Environmental and litigation provisions                                           (13)      (12)       (26)
        Net tax adjustments for settlements / assessments                                  27         -          -
        Restructuring provisions                                                            1         -        (17)
        Provision related to Agrium arbitration settlement                                (29)        -          -
Less: Special items from discontinued operations
        Gain on asset disposals                                                            56         -          8
-------------------------------------------------------------------------------------------------------------------
     Adjusted after-tax earnings                                                        $ 231     $ 239      $ 191
===================================================================================================================
     Adjusted after-tax earnings per share (diluted)                                   $ 0.86    $ 0.89     $ 0.73
===================================================================================================================

ADJUSTED AFTER-TAX EARNINGS (UNAUDITED)                                                 Six Months    Six Months
Millions of dollars except per share amounts                                         ----------------------------
                                                                                              2004          2003
-----------------------------------------------------------------------------------------------------------------
Net earnings                                                                                 $ 610         $ 311
-----------------------------------------------------------------------------------------------------------------
Less: Special items from continuing operations
   E&P - North America - U.S.
        Asset sales                                                                             28            20
        Litigation provisions / settlements                                                     15            (1)
   E&P - North America - Canada
        Derivatives -- non-hedging                                                               -             4
   Geothermal
        Asset sales                                                                             21             -
        PGI settlement                                                                          46             -
   Corporate and Other
        Environmental and litigation provisions                                                (25)          (40)
        Net tax adjustments for settlements / assessments                                       27             -
        Restructuring provisions                                                                 1           (17)
        Provision related to Agrium arbitration settlement                                     (29)            -
Less: Special items from discontinued operations
        Gain on asset disposals                                                                 56             8
Less: Cumulative effect of accounting changes                                                    -           (83)
-----------------------------------------------------------------------------------------------------------------
     Adjusted after-tax earnings                                                             $ 470         $ 420
=================================================================================================================
     Adjusted after-tax earnings per share (diluted)                                        $ 1.75        $ 1.60
=================================================================================================================

EBITDAX RECONCILIATION (UNAUDITED)                                 2nd Q         2nd Q    Six Months    Six Months
Millions of dollars except per share amounts              ---------------------------------------------------------
                                                                    2004          2003          2004          2003
-------------------------------------------------------------------------------------------------------------------
Net Earnings                                                       $ 341         $ 177         $ 610         $ 311
Less:
   Special items from continuing operations                           54           (22)           84           (34)
   Special items from discontinued operations                         56             8            56             8
   Cumulative effect of accounting changes                             -             -             -           (83)
-------------------------------------------------------------------------------------------------------------------
Adjusted after-tax earnings                                          231           191           470           420
Add-backs to adjusted after-tax earnings:
      Depreciation, depletion and amortization (a)                   240           255           472           515
      Impairments                                                      9             3            14             3
      Dry hole costs                                                  40            10            65            81
      Exploration expenses (including amortization of
       undeveloped leasehold costs)                                   48            88            98           143
      Current income taxes                                           126           100           267           238
      Deferred income taxes                                           22            37            45            74
      Interest expense (b)                                            46            36            87            74
-------------------------------------------------------------------------------------------------------------------
         EBITDAX                                                   $ 762         $ 720        $1,518       $ 1,548
===================================================================================================================
EBITDAX per share (diluted)                                       $ 2.74        $ 2.65        $ 5.48        $ 5.69

(a)  Includes DD&A from discontinued operations of:                    -             1             -             2
(b)  Net of capitalized interest of:                                  10            19            26            35

                                                                 #####